Exhibit 10.5

AMENDMENT TO
NOTE PURCHASE AGREEMENT AND NOTES
AND SECURITY AGREEMENT THEREUNDER

This AMENDMENT TO NOTE PURCHASE AGREEMENT AND NOTES AND SECURITY AGREEMENT THEREUNDER (this “Agreement”) is made and entered into as of this 17th day of April, 2008 among Berliner Communications, Inc., a Delaware corporation (the “Company”), and each of the undersigned holders (each, a “Noteholder,” and collectively, the “Noteholders”) of the Company’s 7% Senior Subordinated Secured Convertible Notes Due 2008 (each, a “Note” and collectively, the “Notes”).

WHEREAS, the Company and Sigma Opportunity Fund, LLC (“Sigma”) are parties to (i) that certain Note Purchase Agreement, dated as of December 29, 2006 (the “Note Purchase Agreement”) pursuant to which the Company sold and Sigma purchased a Note in the original principal amount of $3.0 million (the “Sigma Note”) and (ii) that certain Security Agreement, dated as of December 29, 2006 (the “Security Agreement”) pursuant to which the Company granted a security interest in certain collateral to Sigma;

WHEREAS, the Company entered into a Joinder Agreement with Pacific Asset Partners (“Pacific”) and Operis Partners I LLC (“Operis”), dated as of February 2, 2007, pursuant to which (i) the Company sold and Pacific purchased a Note in the original principal amount of $1.0 million (the “Pacific Note”), (ii) the Company sold and Operis purchased a Note in the original principal amount of $500,000 (the “Operis Note”) and (iii) Pacific and Operis became secured parties under the Security Agreement;

WHEREAS, the Company entered into a Joinder Agreement with SIGMA Berliner, LLC (“SBLLC”), dated as of February 15, 2007, pursuant to which (i) the Company sold and SBLLC purchased a Note in the original principal amount of $1.5 million (the “SBLLC Note”, and together with the Sigma Note, the Pacific Note and the Operis Note, the “Notes”) and (ii) SBLLC became a secured party under the Security Agreement;

WHEREAS, the Note Purchase Agreement, the Notes and the Security Agreement each reflect Presidential Financial Corporation of Delaware Valley (“Presidential”) as the lender of a line of credit senior to other lenders;

WHEREAS, the Note Purchase Agreement, the Notes and the Security Agreement each contemplate that the Presidential line of credit and a working capital facility provided by an approved working capital lender (together, the “Senior Debt”) shall not exceed $10 million in the aggregate;

WHEREAS, the Company and the Noteholders desire to amend the Note Purchase Agreement, the Notes and the Security Agreement to reflect the replacement of Presidential as senior lender by PNC Bank, National Association and to raise the maximum permitted amount of Senior Debt to $15 million.

NOW, THEREFORE, the parties hereto consent and agree as follows:

1. Amendment of Notes. The third paragraph of each of the Sigma Note, Pacific Note, Operis Note and SBLLC Note is hereby amended and restated in its entirety to read as follows:

“The obligations of the Company under this Note shall rank junior to the existing line of credit with PNC Bank, National Association in a total amount not to exceed $15 million secured by a first priority security interest in all of the Company’s and its Subsidiaries’ assets and the proceeds thereof (the “Senior Debt”). The obligations of the Company under this Note shall rank senior to all other obligations of the Company for indebtedness for borrowed money or the purchase price of property other than the Senior Debt (except for indebtedness permitted under clause (9) of the definition of Permitted Indebtedness to the extent that such indebtedness is secured solely by the equipment purchased or leased). This Note is issued pursuant to the Note Purchase Agreement and the Holder of this Note and this Note are subject to the terms and entitled to the benefits of the Note Purchase Agreement.”

2. Amendment of Security Agreement. The last sentence of the first paragraph of the Security Agreement is amended and restated in its entirety to read as follows:

“The lien and security interest granted hereby is junior and subordinate to the lien and security interest previously and separately granted by us to PNC Bank, National Association (the “Senior Lender”) in a total amount of up to $15 million which is secured by all our assets and the proceeds thereof and senior to all of our other indebtedness.”

3. Effect of Amendment. To the extent any provision of the Note Purchase Agreement and the Notes require further amendment or interpretation in order to effect and implement the intentions of this Agreement, the parties hereto agree that such amendments shall be deemed to have been made upon execution hereof.

4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed via facsimile, which shall be deemed an original.

5. Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity or enforceability of any other provision and of the entire Agreement shall not be affected.

6. Enforceability. Upon execution of this Agreement by the undersigned Noteholders, the validity of any waiver, consent or amendment made hereunder shall be unaffected by the failure of any one or more Noteholders of the Company to execute this Agreement.

7. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

8. Further Assurances. Following the date hereof, each party shall execute, deliver, acknowledge and file, or shall cause to be executed, acknowledged, delivered and filed, all such further instruments, certificates and other documents and shall take, or cause to be taken, such other actions as may reasonably be requested by any other party in order to carry out the provisions of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ATTEST:		BERLINER COMMUNICATIONS, INC.
f/k/a Novo Networks, Inc.

BY:
Name:	NICHOLAS DAY	Name:	RICHARD BERLINER
Title:	General Counsel & Secretary	Title:	Chief Executive Officer & President

ATTEST:		BCI COMMUNICATIONS, INC.

BY:
Name:	NICHOLAS DAY	Name:	RICHARD BERLINER
Title:	General Counsel & Secretary	Title:	Chief Executive Officer & President

NOTEHOLDERS:

WITNESS:	SIGMA OPPORTUNITY FUND, LLC,
By its Managing Member,
SIGMA CAPITAL ADVISORS, LLC

BY:
Name:	Name:	THOM WAYE
Title:	Title:	Manager

WITNESS:	SIGMA BERLINER, LLC,
a Delaware limited liability company
By its Managing Member,
SIGMA CAPITAL ADVISORS, LLC

BY:
Name:	Name:	THOM WAYE
Title:	Title:	Manager

WITNESS:	OPERIS PARTNERS I LLC,
a Delaware limited liability company

BY:
Name:	Name:	LIOR AVNERI
Title:	Title:	Managing Member

WITNESS:	PACIFIC ASSET PARTNERS,
A California Limited Partnership

BY:
Name:	Name:	ROBERT M. STAFFORD
Title:	Title:	General Partner